N-SAR Exhibit: Sub-item 77D(g)
Legg Mason Partners Variable Equity Trust
ClearBridge Variable Large Cap Growth Portfolio

Item 77D(g): Policies with respect to security investments

In response to Sub-Items 77D(g), the Registrant incorporates by reference the supplement to the fund's Prospectus, Summary Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on November 30, 2017 (Accession No. 0001193125-17-356920). The Registrant also incorporates by reference Post-Effective Amendment No. 97 to Form N-1A filed on April 19, 2017 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-17-128418).